StepStone Group Reports Third Quarter Fiscal 2021 Results
NEW YORK, Feb. 09, 2021 (GLOBE NEWSWIRE) -- StepStone Group Inc. (Nasdaq: STEP), a global private markets investment firm focused on providing customized investment solutions and advisory and data services, today reported results for the third fiscal quarter ended December 31, 2020. StepStone completed an initial public offering of its Class A common stock on September 18, 2020.
StepStone issued a full detailed presentation of its third quarter fiscal 2021 results, which can be accessed by clicking here.
Webcast and Earnings Conference Call
Management will host a webcast and conference call on Tuesday, February 9, 2021 at 5:00 pm ET to discuss the Company’s results for the third fiscal quarter ended December 31, 2020. The conference call will also be made available in the Shareholders section of the Company's website at https://shareholders.stepstonegroup.com/. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register.
The conference call can be accessed by dialing 1-877-407-0784 (United States) or 1-201-689-8560 (international).
A replay of the call will also be available on the Company's website approximately two hours after the live call through February 23, 2021. To access the replay, dial 1-844-512-2921 (United States) or 1-412-317-6671 (international). The replay pin number is 13715701. The replay can also be accessed on the shareholders section of the Company's website at https://shareholders.stepstonegroup.com/.
About StepStone
StepStone Group Inc. (Nasdaq: STEP) is a global private markets investment firm focused on providing customized investment solutions and advisory and data services to its clients. As of December 31, 2020, StepStone oversaw approximately $333 billion of private markets allocations, including $80 billion of assets under management. StepStone's clients include some of the world's largest public and private defined benefit and defined contribution pension funds, sovereign wealth funds and insurance companies, as well as prominent endowments, foundations, family offices and private wealth clients, which include high-net-worth and mass affluent individuals. StepStone partners with its clients to develop and build private markets portfolios designed to meet their specific objectives across the private equity, infrastructure, private debt and real estate asset classes.
Forward-Looking Statements
Some of the statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “plan” and “will” and similar expressions identify forward-looking statements. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. The inclusion of any forward-looking information in this release should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, global and domestic market and business conditions, successful execution of business and growth strategies and regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity and the risks and uncertainties described in greater detail under “Risk Factors” included in our prospectus dated September 15, 2020, filed with the U.S. Securities and Exchange Commission (“SEC”) on September 16, 2020, and in our quarterly report on Form 10-Q to be filed with the SEC, as such factors may be updated from time to time. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Contacts
Shareholder Relations:
shareholders@stepstonegroup.com
1-212-351-6106
Media:
Brian Ruby / Chris Gillick, ICR
StepStonePR@icrinc.com
1-203-682-8268

Fiscal Year 2021 Third Quarter Earnings Presentation February 9, 2021

2STEPSTONE GROUP Scott Hart Co-CEO Jason Ment President & Co-COO Mike McCabe Head of Strategic Planning Johnny Randel Chief Financial Officer Today’s presenters

StepStone is a global private markets solutions and services provider

StepStone is a global private markets investment firm focused on providing customized investment solutions and advisory data services to clients

$333B	$80B+	$47B	$50B+	563
combined AUM/AUA[1]	assets under management[1]	fee-earning assets under management	annual private market allocations[2]	professionals



PRIVATE EQUITY
REAL ESTATE
PRIVATE DEBT
INFRASTRUCTURE

Focus on customization
Expertise in building customized portfolios designed to meet clients' specific objectives

Global-and-local approach
Global operating platform with strong local teams across approximately 20 offices in 13 countries in five continents

Proprietary data and technology
Valuable information advantage generates enhanced private markets insight and improves operational efficiency

Multi-asset class expertise
Scaled presence across the private equity, infrastructure, private debt and real estate asset classes drives ability to execute tailored and complex investment solutions

Large and experienced team
Over 200 investment professionals and more than 360 other employees dedicated to sourcing, executing, analyzing and monitoring private markets opportunities

As of December 31, 2020. All dollars are USD.

[1] $333 billion includes $80 billion in assets under management and $253 billion in assets under advisement. Reflects final data for the prior period (September 30, 2020), adjusted for net new client account activity through December 31, 2020. Does not include post-period investment valuation or cash activity. NAV data for underlying investments is as of September 30, 2020, as reported by underlying managers up to 115 days following September 30, 2020. When NAV data is not available by 115 days following September 30, 2020, such NAVs are adjusted for cash activity following the last available reported NAV.

[2] For the twelve months ended December 31, 2020. Excludes legacy funds, feeder funds and research-only, non-advisory services.

STEPSTONE GROUP 3

4STEPSTONE GROUP Key Business Drivers Financial Highlights Business Update • Assets Under Management (“AUM”) increased by $8.5 billion (or 12%) in the quarter to $80.5 billion (+30% from prior year) • Fee-Earning AUM (“FEAUM”) increased $2.3 billion (or 5%) in the quarter to $46.6 billion (+18% from prior year) • Undeployed fee-earning capital stands at $17.4 billion • Gross accrued carry increased $150.7 million (or 31%) during the quarter to $636.9 million (+66% from prior year) • GAAP revenue was $247.2 million for the quarter and $428.7 million year-to-date. GAAP net income was $107.4 million for the quarter and $163.4 million year-to-date. GAAP net income attributable to StepStone Group Inc. was $25.6 million for the quarter and $24.8 million year-to-date since IPO in Sep 2020 • Management and advisory fee revenue was $70.1 million for the quarter, an increase of 6% from the prior year • Fee-Related Earnings (“FRE”) was $22.3 million for the quarter, an increase of 5% year-to-year; the prior year results included approximately $4.2 million related to retroactive fees, net of costs, primarily related to additional closes for StepStone Secondary Opportunities Fund IV (“SSOF IV”) and success-based advisory fees • Adjusted Net Income (“ANI”) was $27.0 million (or $0.28 per share) for the quarter, up 50% year-to-year; the prior year results included approximately $3.7 million in retroactive fees, net of costs, and success-based advisory fees • Adjusted Revenues were $96.5 million for the quarter, an increase of 12% from the prior year • Declared a dividend of $0.07 per share of Class A common stock, payable on March 12, 2021 to record holders of Class A common stock at the close of business on February 26, 2021 • Second closings for StepStone Tactical Growth Fund III and Senior Corporate Lending Fund II, both currently in market • Initial closing of StepStone Credit Opportunities Fund I, currently in market • Initial closing and activation of Conversus StepStone Private Markets (“CPRIM”) • Raised over $5 billion of new SMA1 capital 3Q Fiscal Year 2021 overview 1 Includes advisory accounts for which we have discretion.

5Confidential | OVERVIEW

6STEPSTONE GROUP Robust growth profile since inception TOTALS ASSETS UNDER MANAGEMENT AND ADVISEMENT ($B) $1 $5 $9 $27 $47 $54 $62 $64 $84 $116 $130 $155 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 FY'17 FY'18 FY'19 FY'20 3Q FY’21 Assets under management Assets under advisement $333 CAGR 2007–3Q FY’21: 59% $266 $296 Note: Fiscal 2017-2020 reflect AUM/AUA as of March 31 of each fiscal year then ended. Prior year amounts are reported on a calendar year basis. Strategic acquisitions contributed approximately $5.6 billion, $1.8 billion, $0.9 billion, $3.6 billion and $2.4 billion of AUM and $1.0 billion, $0.0 billion, $0.0 billion, $1.0 billion and $92.5 billion of AUA in calendar year 2010, 2012, 2013, 2016 and 2018, respectively. There was no incremental AUM/AUA associated with the 2014 acquisition. As of December 31, 2020, approximately $1.0 billion, $0.4 billion, $0.1 billion, $2.8 billion and $2.2 billion of AUM and $0.0 billion, $0.0 billion, $0.0 billion, $0.2 billion and $85.8 billion of AUA acquired in calendar year 2010, 2012, 2013, 2016 and 2018, respectively, remains.

7STEPSTONE GROUP Strategic Priorities CONTINUE TO GROW WITH EXISTING CLIENTS1 GROW WITH NEW CLIENTS GLOBALLY2 CONTINUE TO EXPAND DISTRIBUTION CHANNEL FOR PRIVATE WEALTH CLIENTS3 LEVERAGE SCALE TO ENHANCE OPERATING MARGINS4 MONETIZE DATA AND ANALYTICS CAPABILITIES5 PURSUE ACCRETIVE TRANSACTIONS TO COMPLEMENT OUR PLATFORM6

AUM Growth Overview

SMA AUM $61B
27% growth from prior year new capital: $4B+ in 3Q FY'21; $9B+ in LTM

Commingled AUM $14B
21% growth from prior year ~$2B raised in LTM

Advisory AUM $5B
~$2B raised in LTM

- AUM grew 12% in the quarter and 30% on a year-to-year basis to $80.5 billion
- In the quarter, we raised a total of $5.7 billion; over the last twelve months we have raised a total of $13.4 billion
  - SMA[1]: Raised $5.4 billion in the quarter; $11.6 billion over the last twelve months
    - $9.8 billion from existing clients in the last twelve months
    - $1.8 billion from new client wins in the last twelve months
  - Commingled: $0.3 billion in the quarter; $1.8 billion over the last twelve months
- Nearly 90% of the capital raised in the last twelve months came from outside North America
  - Europe: $6.7 billion or 50%
  - Middle East: $3.9 billion or 29%
  - Asia / Australia: $1.3 billion or 9%

Gross Additions to AUM by Quarter by Type ($B)
Fiscal Quarter


SMA1
Commingled
$2.6
0.4
2.1
$1.5
1.5
$3.6
1.1
2.5
$5.7
0.3
5.4
4Q FY'20
1Q FY'21
2Q FY'21
3Q FY'21

AUM by Quarter by Type ($B)
Fiscal Quarter


SMA1
Commingled
$62.1
11.8
50.3
$67.2
12.5
54.7
$66.0
12.0
54.0
$72.0
13.6
58.4
$80.5
14.2
66.3
3Q FY'20
4Q FY'20
1Q FY'21
2Q FY'21
3Q FY'21

Note: Amounts may not sum to total due to rounding.
[1] SMA includes advisory accounts for which we have discretion.

STEPSTONE GROUP 8

9STEPSTONE GROUP Total AUM Fee-earning AUM evolution BY ASSET CLASS ($B)BY COMMERCIAL STRUCTURE ($B) 17 24 31 35 6 8 10 11 $22 $32 $41 $47 FY'18 FY'19 FY'20 3Q FY'21 Focused commingled funds Separately managed accounts 13 16 20 21 1 3 4 4 5 8 11 12 4 5 6 9 $22 $32 $41 $47 FY'18 FY'19 FY'20 3Q FY'21 Private debt Infrastructure Real estate Private equity % SMAs 74% 75% 76% 76% % Commingled 26% 25% 24% 24% % PE 58% 50% 48% 45% % RE/INFRA/PD 42% 50% 52% 55% As of December 31, 2020, we had $17.4B of committed but undeployed fee-earning capital 40 806753 Total AUM 40 806753 Note: Amounts may not sum to total due to rounding. PE – Private equity, RE – Real estate, INFRA – Infrastructure, PD – Private debt 34% clients with exposure to more than one asset class FEAUM Growth SMAs +19% from prior year Commingled +16% from prior year

10STEPSTONE GROUP Trend in management and advisory fees MANAGEMENT FEES ($M) 52 86 107 124 49 59 79 97 $100 $145 $187 $221 FY'18 FY'19 FY'20 LTM 3Q FY'21 Focused commingled funds Separately managed accounts Blended mgmt. fee rates: Overall 0.56% 0.53% 0.51% 0.52% By Type: SMAs 0.42% 0.41% 0.39% 0.38% Commingled 0.83% 0.87% 0.89% 0.93% By Asset Class: PE 0.66% 0.63% 0.66% 0.64% RE / INFRA / PD 0.46% 0.41% 0.37% 0.41% ADVISORY FEES ($M) $40 $45 $48 $53 FY'18 FY'19 FY'20 LTM 3Q FY'21 AUA ($B) $115 $213 $229 $253 72% 81%80%76% 28% 19%20%24% Acquisition of Courtland Partners added ~$90B of AUA Note: Amounts may not sum to total due to rounding. PE – Private equity, RE – Real estate, INFRA – Infrastructure, PD – Private debt 1 Excludes fund reimbursement revenues. % of mgmt. & advisory fees1 % of mgmt. & advisory fees1

11Confidential | FINANCIAL UPDATE

Financial highlights

- FEAUM growth of 18% drove fee revenue increases of 6% for the quarter and 22% year-to-date
- Fee-Related Earnings increased 5% for the quarter and 48% year-to-date, primarily driven by fee revenue growth and lower travel-related expenses
- Adjusted Net Income per share increased 56% for the quarter and 44% year-to-date
- Results for the prior year quarter included approximately $4.8 million of revenue, $4.2 million of FRE, and $3.7 million of Pre-tax ANI primarily related to retroactive fees for additional closes for SSOF IV and success-based advisory fees

FINANCIAL HIGHLIGHTS

	Three Months Ended Dec 31			Nine Months Ended Dec 31		
($M, unless otherwise mentioned)	2020	2019	% Δ YTY	2020	2019	% Δ YTY
AUM ($B)	$ 80.5	$ 62.1	30%			
FEAUM ($B)	46.6	39.4	18%			
Undeployed Fee-Earning capital ($B)[1]	17.4	13.1	33%			
Management & Advisory Fees, net	$ 70.1	$ 66.3	6%	$ 209.2	$ 171.0	22%
Fee-Related Earnings[2]	22.3	21.3	5%	68.4	46.3	48%
Fee-Related Earnings Margin[3]	32%	32%		33%	27%	
Gross Realized Performance Fees[4]	26.4	19.8	33%	48.1	47.0	2%
Pre-tax Adjusted Net Income ("ANI")	36.0	24.0	50%	81.0	55.6	46%
Adjusted Net Income Per Share[5]	$ 0.28	$ 0.18	56%	$ 0.62	$ 0.43	44%
Adjusted Revenues	96.5	86.1	12%	257.3	218.0	18%

[1] Undeployed fee-earning capital is defined as capital not yet invested on which we will earn fees once the capital is deployed or activated.
[2] Foreign currency translation gains and losses have been reclassified from general, administrative and other expenses to other income (loss) in our consolidated income statements for all prior periods presented to conform to the current period presentation.
[3] Fee-Related Earnings margin is calculated by dividing Fee-Related Earnings by management and advisory fees, net.
[4] Gross Realized Performance Fees include deferred incentive fees that are not included in our GAAP results; current YTD: $4.7m, prior YTD: $0.8m.
[5] Reflects a 25% blended statutory rate applied to pre-tax adjusted net income, and 98.3 and 98.2 million adjusted shares outstanding for the current QTD and YTD respectively, and 98.0 million for both the prior year QTD and YTD periods. See Appendix for calculation of ANI per share and a reconciliation of adjusted shares.

STEPSTONE GROUP 12

13STEPSTONE GROUP +2% $218 $257 $279 $325 $0 $100 $200 $300 $400 Dec-19 Dec-20 Dec-19 Dec-20 YTD LTM ADJUSTED REVENUES ($M) $47 $48 $57 $51 $0 $20 $40 $60 Dec-19 Dec-20 Dec-19 Dec-20 YTD LTM GROSS REALIZED PERFORMANCE FEES ($M) $171 $209 $222 $273 $0 $100 $200 $300 Dec-19 Dec-20 Dec-19 Dec-20 YTD LTM MGMT. & ADVISORY FEES ($M) Adjusted revenues • FEAUM growth and client advisory activity drove revenue growth of 22% YTD and 23% LTM • Advisory fees increased 13% and 14%, respectively, on a YTD and LTM basis • YTD management fees increased 25% driven by strong FEAUM growth – SMA and Commingled Funds fees increased by 21% and 30%, respectively • LTM management fees increased 26% driven by strong FEAUM growth – SMA and Commingled Funds fees increased by 19% and 36%, respectively • YTD gross realized performance fees were up $1 million due to higher realization activity • LTM gross realized performance fees were down $5 million due to lower realization activity • Adjusted revenues increased 18% YTD and 16% LTM driven by higher management and advisory fees, offset by lower realized performance fees for the LTM period +22% +23% (10)% +18% +16%

14STEPSTONE GROUP $46 $68 $56 $84 $0 $20 $40 $60 $80 $100 Dec-19 Dec-20 Dec-19 Dec-20 YTD LTM FEE-RELATED EARNINGS ($M) $42 $61 $50 $69 $0 $25 $50 $75 Dec-19 Dec-20 Dec-19 Dec-20 YTD LTM ADJUSTED NET INCOME ($M) Profitability • FEAUM growth, client advisory activity and favorable expense environment driving FRE growth and margin improvement • YTD FRE increased 48% and LTM increased 50% • YTD FRE margins increased from 27% to 33% and LTM FRE margins increased from 25% to 31% • Adjusted net income increased 46% YTD and 38% LTM driven by higher Fee-Related Earnings and higher net realized performance fees FRE Margin % 27% 33% 25% 31% +48% +50% +46% +38%

15STEPSTONE GROUP $50 $53 $50 $58 $63 $0 $10 $20 $30 $40 $50 $60 $70 3Q FY'20 4Q FY'20 1Q FY'21 2Q FY'21 3Q FY'21 INVESTMENTS ($M) $384 $461 $329 $486 $637 $0 $100 $200 $300 $400 $500 $600 $700 3Q FY'20 4Q FY'20 1Q FY'21 2Q FY'21 3Q FY'21 ACCRUED CARRY ($M) Accrued carry and fund investments • Gross accrued carried interest of $637 million, an increase of 66% from December 31, 2019 driven by increases in the unrealized gains of the underlying portfolios (note: valuations reported on a one quarter lag) • ~120 carry programs are currently active: – Co-investment and Direct portfolio: over $14 billion invested, 330+ investments, 180+ unique GPs – Secondary portfolio: over $7 billion committed, 150+ transactions with 280+ underlying funds and structures • The value of investments held by the firm increased to $63.4 million, an increase of 28% from December 31, 2019 • Unfunded commitments were approximately $61 million as of December 31, 2020 +66% +28%

16STEPSTONE GROUP Unrealized carry • Gross accrued carried interest of $637 million, net accrued carry of $316 million as of 12/31/2020 • Over $41 billion in performance fee-eligible capital as of 12/31/2020 • ~64% or ~$409 million of gross accrued carried interest allocation balance is in SMAs or commingled funds that have American style (or deal-by- deal) carry waterfalls • ~120 programs with carry or incentive fee structures, with over 80 programs in accrued carried interest positions as of 12/31/2020 2012 & Prior 16% 2013 2% 2014 22% 2015 21% Post 2015 39% 61% from 2015 or prior vintages NET UNREALIZED CARRY AS OF 12/31/20 BY VINTAGE 95% 1% 4% Private Equity Infrastructure Real Estate NET UNREALIZED CARRY AS OF 12/31/20 BY TYPE

17Confidential | APPENDIX

18STEPSTONE GROUP StepStone occupies a critical position within the GP & LP ecosystem Reviewed over 3,200 investment opportunities annually1 Over $50B in annual private markets capital allocations¹ Primaries Secondaries Co-investments Global private markets Clients Private equity Infrastructure Private debt Real estate Corporations Endowments/Foundations Family Offices Private Wealth/Defined Contribution Plans Insurance Companies Pension Funds Sovereign Wealth Funds Fund managers Asset management Advisory and data services Portfolio analytics and reporting 1 Data reflecting twelve months ended December 31, 2020.

StepStone's platform provides the most complete private markets solutions

CUSTOMIZED SOLUTIONS ACROSS ASSET CLASSES

SEPARATELY MANAGED ACCOUNTS

- Owned by one client and managed according to their specific preferences
- Address clients' specific portfolio objectives with respect to risk / return, diversification and liquidity
- Integrate a combination of investment strategies across one or more asset classes

$61B AUM and
$35B FEAUM (76% of total)

FOCUSED COMMINGLED FUNDS

- Owned by multiple clients
- Deploy capital in specific asset classes with defined investment strategies
- Leverage StepStone's multi-asset class expertise

$14B AUM and
$11B FEAUM (24% of total)

ADVISORY AND DATA SERVICES

- Recurring support of portfolio construction and design
- Discrete or project-based due diligence
- Detailed review of existing private markets investments
- Consulting services
- Licensed access to SPI[1]

$253B AUA and
$5B AUM

PORTFOLIO ANALYTICS AND REPORTING

- Provide clients with tailored reporting packages
- Mandates typically include access to Omni

Provided portfolio analytics and reporting on over $540B of client commitments

Note: As of December 31, 2020. Amounts may not sum to total due to rounding.
[1] StepStone Private Markets Intelligence.

STEPSTONE GROUP 19

Comprehensive, full service model

~200 bespoke SMA accounts and focused commingled funds

39% of advisory clients also have an AUM relationship

- Offers a comprehensive, full-service model to clients seeking a customized solution to private markets investing
- Each solution is offered across each of the private equity, infrastructure, private debt and real estate asset classes
- Empowered by industry-transforming technology capabilities that create a virtuous cycle of client engagement providing a significant data advantage

Customized solutions across all markets

1. Asset management solutions
2. Advisory and data solutions
3. Portfolio analytics and reporting

Specifically tailored for each asset class

Asset class	AUM	FEAUM	AUA	Investment professionals
PRIVATE EQUITY	$40B[1]	$21B	$127B	86
REAL ESTATE	$9B[1]	$4B	$96B	40
INFRASTRUCTURE	$16B[1]	$12B	$19B	47
PRIVATE DEBT	$15B[1]	$9B	$11B	29

Industry-transforming technology capabilities



Investment decisioning tool
SPI
FRONT-END
Portfolio monitoring tool SPAR²
OMNI
BACK-END

Note: Amounts may not sum to total due to rounding. Data presented as of December 31, 2020. AUM/AUA reflects final data for the prior period (September 30, 2020), adjusted for net new client account activity through December 31, 2020. Does not include post-period investment valuation or cash activity. NAV data for underlying investments is as of September 30, 2020, as reported by underlying managers up to 115 days following September 30, 2020. When NAV data is not available by 115 days following September 30, 2020, such NAVs are adjusted for cash activity following the last available reported NAV.

[1] Allocation of AUM by asset class is presented by underlying investment asset classification.

[2] StepStone Portfolio Analytics & Reporting.

STEPSTONE GROUP 20

StepStone's growth drivers

AUM | AUA

SEPARATELY MANAGED ACCOUNTS

$61B
27% growth from prior year

- Over **$4B** of new capital additions during 3Q FY'21
- Total of **over $9B** in the last twelve months
- Total undeployed fee-earning capital of **$17.4B**

FOCUSED COMMINGLED FUNDS

$14B
21% growth from prior year

- A total of **~$2B** raised in focus commingled funds in the last twelve months
- Final closings on SREP IV (**$1.4B**), SSOF IV (**$2.1B**), and our SCL program (**$0.8B**)
- Second closes held on subsequent growth equity, private debt, and mass affluent programs as well

ADVISORY

$253B
+14% from prior year

- Net client activity increased AUA by **$31B** over the last twelve months
- **~$5B** from advisory accounts for which we have discretion

FEAUM

Separately Managed Accounts	Focused Commingled Funds
$35B +19% from prior year	$11B +16% from prior year

Note: As of December 31, 2020. Amounts may not sum to total due to rounding.

STEPSTONE GROUP 21

22STEPSTONE GROUP Investment expertise across all private markets asset classes Private equity $127B / 50% Total AUM: $80B Infrastructure $16B / 20% Private equity $40B / 50% Private debt $15B / 19% Real estate $9B / 11% BY AUM1 Total AUA: $253B Private debt $11B / 4%Infrastructure $19B / 8% Real estate $96B / 38% BY AUA As of December 31, 2020 50% ($160B+) combined AUM / AUA in RE / INFRA / PD asset classes Note: Amounts and percentages may not sum to total due to rounding. Reflects final data for the prior period (September 30, 2020), adjusted for net new client account activity through December 31, 2020. Does not include post-period investment valuation or cash activity. NAV data for underlying investments is as of September 30, 2020, as reported by underlying managers up to 115 days following September 30, 2020. When NAV data is not available by 115 days following September 30, 2020, such NAVs are adjusted for cash activity following the last available reported NAV. RE – Real estate, INFRA – Infrastructure, PD – Private debt 1Allocation of AUM by asset class is presented by underlying investment asset classification.

GAAP consolidated income statements

- GAAP net income was $107.4 million for the quarter and $163.4 million year-to-date. GAAP net income attributable to StepStone Group Inc. was $25.6 million (or $0.87 per share) for the quarter and $24.8 million (or $0.84 per share) year-to-date since IPO in September 2020.

($ in thousands, except per share amounts)	Quarter-to-Date Dec '19	Quarter-to-Date Dec '20	Quarter-to-Date % Fav / Unfav	Year-to-Date Dec '19	Year-to-Date Dec '20	Year-to-Date % Fav / Unfav
Revenues						
Management and advisory fees, net	$ 66,265	$ 70,093	6%	$ 171,026	$ 209,245	22%
Performance fees:						
Incentive fees	229	313	37%	2,626	5,098	94%
Carried interest allocation:						
Realized allocation	19,581	26,063	33%	43,540	38,257	-12%
Unrealized allocation	(14,860)	150,681	na	85,474	176,050	106%
Total carried interest allocation	4,721	176,744	na	129,014	214,307	66%
Total revenues	**71,215**	**247,150**	**247%**	**302,666**	**428,650**	**42%**
Expenses						
Compensation and benefits:						
Cash-based compensation	34,188	36,732	-7%	94,783	113,858	-20%
Equity-based compensation	482	3,206	-565%	1,432	4,641	-224%
Performance fee-related compensation:						
Realized	10,418	10,241	2%	24,582	17,952	27%
Unrealized	(6,993)	73,629	na	43,552	83,487	-92%
Total performance fee-related compensation	3,425	83,870	na	68,134	101,439	-49%
Total compensation and benefits	38,095	123,808	-225%	164,349	219,938	-34%
General, administrative and other	13,306	12,624	5%	37,985	34,487	9%
Total expenses	**51,401**	**136,432**	**-165%**	**202,334**	**254,425**	**-26%**
Other income (expense)						
Investment income	699	5,361	667%	3,911	6,508	66%
Interest income	399	83	-79%	1,139	342	-70%
Interest expense	(2,434)	(26)	99%	(7,747)	(7,353)	5%
Other income (loss)	(247)	799	423%	(358)	1,261	452%
Total other income (expense)	(1,583)	6,217	493%	(3,055)	758	125%
Income before income tax	**18,231**	**116,935**	**541%**	**97,277**	**174,983**	**80%**
Income tax expense	997	9,546	-857%	2,674	11,585	-333%
Net income	**17,234**	**107,389**	**523%**	**94,603**	**163,398**	**73%**
Less: Net income attributable to non-controlling interests in subsidiaries	5,170	5,496	-6%	9,656	18,634	-93%
Less: Net income attributable to non-controlling interests in the Partnership	12,064	76,315	-533%	84,947	119,976	-41%
Net income attributable to StepStone Group Inc.	**$ -**	**$ 25,578**	**na**	**$ -**	**$ 24,788**	**na**
Earnings per share of Class A common stock – Basic		**$ 0.87**			**$ 0.85**	
Earnings per share of Class A common stock – Diluted		**$ 0.87**			**$ 0.84**	

Note: Foreign currency translation gains and losses have been reclassified from general, administrative and other expenses to other income (loss) in our consolidated income statements for all prior periods presented to conform to the current period presentation.

STEPSTONE GROUP 23

Non-GAAP financial results

($ in thousands, unless otherwise mentioned)

	Quarter-to-Date			Year-to-Date		
	Dec '19	Dec '20	% Fav / Unfav	Dec '19	Dec '20	% Fav / Unfav
Management and advisory fees, net	$ 66,265	$ 70,093	6%	$ 171,026	$ 209,245	22%
Less:						
Cash-based compensation	34,188	36,732	-7%	94,783	113,858	-20%
General, administrative and other[1]	13,306	12,624	5%	37,985	34,487	9%
Plus:						
Amortization of intangibles	1,343	835	-38%	4,029	2,505	-38%
Non-core items[2]	1,202	768	-36%	4,047	5,037	24%
Fee-related earnings[1]	**21,316**	**22,340**	**5%**	**46,334**	**68,442**	**48%**
Plus:						
Realized carried interest allocations	19,581	26,063	33%	43,540	38,257	-12%
Incentive fees	229	313	37%	2,626	5,098	94%
Deferred incentive fees	-	-	na	799	4,700	488%
Realized investment income	589	2,344	298%	3,141	4,012	28%
Interest income	399	83	-79%	1,139	342	-70%
Write-off of unamortized deferred financing costs	-	-	na	-	3,526	na
Other income (loss)[1]	(247)	799	423%	(358)	1,261	452%
Less:						
Realized performance fee-related compensation	10,418	10,241	2%	24,582	17,952	27%
Interest expense	2,434	26	99%	7,747	7,353	5%
Income attributable to non-controlling interests in subsidiaries[3]	4,998	5,628	-13%	9,336	19,297	-107%
Pre-tax adjusted net income	**24,017**	**36,047**	**50%**	**55,556**	**81,036**	**46%**
Less: Income taxes[4]	6,004	9,012	-50%	13,889	20,260	-46%
Adjusted net income	$ 18,013	$ 27,035	50%	$ 41,667	$ 60,776	46%
ANI per share	$ 0.18	$ 0.28	56%	$ 0.43	$ 0.62	44%

[1] Foreign currency translation gains and losses have been reclassified from general, administrative and other expenses to other income (loss) in our consolidated income statements for all prior periods presented to conform to the current period presentation.

[2] Includes compensation paid to certain equity holders as part of an acquisition earn-out ($1.4 million for the nine months ended December 31, 2019), severance costs ($0.8 million for the three months ended December 31, 2019, and $4.1 million and $0.9 million for the nine months ended December 31, 2020 and 2019, respectively), transaction costs ($0.3 million and $0.2 million for the three months ended December 31, 2020 and 2019, respectively, and $0.3 million and $1.1 million for the nine months ended December 31, 2020 and 2019, respectively), loss on change in fair value for contingent consideration obligation ($0.4 million for the three and nine months ended December 31, 2020), and other non-core operating income and expenses.

[3] Includes income attributable to non-controlling interests in subsidiaries net of non-controlling interest portion of unrealized investment income (loss) ($0.1 million and $0.2 million for the three months ended December 31, 2020 and 2019, respectively, and $(0.5) million and $0.3 million for the nine months ended December 31, 2020 and 2019, respectively), and non-controlling interest portion of loss on change in fair value for contingent consideration obligation ($0.2 million for the three and nine months ended December 31, 2020).

[4] Represents corporate income taxes at a blended statutory rate of 25.0% applied to pre-tax adjusted net income for all periods presented. The 25.0% is based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 4.0%. As we were not subject to U.S. federal and state income taxes prior to the Reorganization and IPO, the blended statutory rate of 25.0% has been applied to all periods presented for comparability purposes.

STEPSTONE GROUP 24

25STEPSTONE GROUP Consolidated balance sheets ($ in thousands) Dec '19 Mar '20 Dec '20 Assets Cash and cash equivalents $ 116,114 $ 89,939 $ 185,020 Restricted cash - - 3,971 Fees and accounts receivable 26,613 25,121 27,640 Due from affiliates 15,420 9,690 5,388 Investments: Investments in funds 49,619 53,386 63,449 Accrued carried interest allocations 384,492 460,837 636,887 Deferred income tax assets 644 732 35,658 Other assets and receivables 21,934 25,502 23,692 Intangibles, net 9,829 8,830 6,326 Goodwill 6,792 6,792 6,792 Total assets $ 631,457 $ 680,829 $ 994,823 Liabilities and stockholders’ equity / partners' capital Accounts payable, accrued expenses and other liabilities $ 41,281 $ 36,222 $ 42,030 Accrued compensation and benefits 28,377 23,185 42,497 Accrued carried interest-related compensation 206,888 237,737 320,942 Due to affiliates 3,600 3,574 55,217 Debt obligations 143,321 143,144 - Total liabilities 423,467 443,862 460,686 Stockholders' equity / partners' capital 186,156 216,051 146,149 Accumulated other comprehensive income 430 178 53 Non-controlling interests in subsidiaries 21,404 20,738 25,133 Non-controlling interests in the Partnership - - 362,802 Total stockholders' equity / partners' capital 207,990 236,967 534,137 Total liabilities and stockholders' equity / partners’ capital $ 631,457 $ 680,829 $ 994,823

26STEPSTONE GROUP Revenues - management and advisory fees, net ($ in thousands) Quarter-to-Date Year-to-Date Last Twelve Months Dec '19 Dec '20 % Fav / Unfav Dec '19 Dec '20 % Fav / Unfav Dec '19 Dec '20 % Fav / Unfav Focused commingled funds $ 24,311 $ 23,567 -3% $ 56,917 $ 74,241 30% $ 71,229 $ 96,726 36% SMAs 28,181 33,079 17% 78,321 95,030 21% 104,110 123,995 19% Advisory and other services 13,672 13,442 -2% 35,236 39,907 13% 46,165 52,519 14% Fund reimbursement revenues 101 5 -95% 552 67 -88% 768 184 -76% Total management and advisory fees, net $ 66,265 $ 70,093 6% $ 171,026 $ 209,245 22% $ 222,272 $ 273,424 23% Last Twelve Months Dec ‘19 Last Twelve Months Dec ‘20 Focused commingled funds 35% SMAs 45% Advisory and other services 19% Fund reimbursement revenues 0%Focused commingled funds 32% SMAs 47% Advisory and other services 21% Fund reimbursement revenues 0%

27STEPSTONE GROUP Net realized performance fees QUARTERLY NET REALIZED PERFORMANCE FEES ($M, UNLESS OTHERWISE MENTIONED) LTM NET REALIZED PERFORMANCE FEES Note: Net Realized Performance Fees represent gross realized performance fees, less realized performance fee-related compensation. Gross realized performance fees include deferred incentive fees that are not included in GAAP revenues. See reconciliation of net realized performance fees on page 34. $5.9 $7.2 $4.6 $2.5 $4.6 $6.7 $6.2 $9.4 $1.0 $7.9 $6.1 $16.1 $- $10.0 $20.0 $30.0 $40.0 4Q FY18 1Q FY19 2Q FY19 3Q FY19 4Q FY19 1Q FY20 2Q FY20 3Q FY20 4Q FY20 1Q FY21 2Q FY21 3Q FY21 $23.0 $29.2 $24.2 $20.1 $18.9 $18.4 $20.0 $27.0 $23.4 $24.5 $24.4 $31.1 $- $10.0 $20.0 $30.0 $40.0 4Q FY18 1Q FY19 2Q FY19 3Q FY19 4Q FY19 1Q FY20 2Q FY20 3Q FY20 4Q FY20 1Q FY21 2Q FY21 3Q FY21

FEAUM overview

- For the quarter, our FEAUM increased by approximately 5% to $46.6 billion
- Deployed approximately $2.0 billion of capital from our existing undeployed fee-earning capital during the quarter as well

($B, unless noted)	3Q FY'21	3Q FY'20	Fav / Unfav Change $	Fav / Unfav Change %
SMAs				
Beginning balance	$ 33.4	$ 27.4	$ 6.1	22%
Contributions	1.8	2.6	(0.7)	-28%
Distributions	(0.2)	(0.5)	0.3	64%
Market value, FX and other	0.3	0.2	0.1	34%
Ending balance	$ 35.4	$ 29.6	$ 5.7	19%
Management Fees ($M)	$ 33.1	$ 28.2	$ 4.9	17%
Average fee rate	0.38%	0.40%	-0.02%	-5%
Commingled Funds				
Beginning balance	$ 10.9	$ 8.9	$ 2.0	23%
Contributions	0.3	1.2	(0.9)	-75%
Distributions	(0.0)	(0.3)	0.3	97%
Market value, FX and other	0.1	(0.1)	0.1	218%
Ending balance	$ 11.3	$ 9.7	$ 1.5	16%
Management Fees ($M)	$ 23.6	$ 24.3	$ (0.7)	-3%
Average fee rate	0.93%	0.86%	0.07%	8%
Total				
Beginning balance	$ 44.3	$ 36.2	$ 8.1	22%
Contributions	2.2	3.8	(1.6)	-43%
Distributions	(0.2)	(0.8)	0.6	76%
Market value, FX and other	0.4	0.1	0.2	148%
Ending balance	$ 46.6	$ 39.4	$ 7.3	18%
Management Fees ($M)	$ 56.6	$ 52.5	$ 4.2	8%
Average fee rate	0.52%	0.52%	0.00%	0%

Note: Amounts may not sum to total due to rounding.

Walk from AUM to FEAUM	$B
Total AUM as of 12/31/20	$ 80.5
Less: Non-Fee Earning AUM	(8.4)
Less: Market appreciation included in AUM	(8.1)
Less: Undeployed Fee-Earning Capital (capital not yet invested on which we will earn fees once capital is deployed)	(17.4)
Fee-Earning AUM as of 12/31/20	$ 46.6

STEPSTONE GROUP 28

29STEPSTONE GROUP Blue-chip, sophisticated, global clientele As of December 31, 2020 1 Includes ~36% of management and advisory fee contribution from focused commingled funds. 2 Represents more than 4x the number of separate mandates and commitments to commingled funds. Other 1 62% > 7 years 69% 3-7 years 20% 1-3 years 4% < 1 year 7% North America 31% Asia/Australia 26% Middle East 20% Europe 19% Central and South America 4% Pension Funds 41% Private Wealth/ Defined Contribution Plans 17% Insurance Companies 16% Sovereign Wealth Funds 11% Corporations 6% Family Offices 5% Endowments/Foundations 4% BY TYPE LTM MANAGEMENT AND ADVISORY FEES (%) Top 10 22 29% Top 11-20 9% BY GEOGRAPHY LTM MANAGEMENT AND ADVISORY FEES (%) BY ACCOUNT TENOR LTM MANAGEMENT FEES (%) BY CLIENT LTM MANAGEMENT AND ADVISORY FEES (%)

StepStone's diversified platform spans private markets solutions

PRIVATE EQUITY

- Total AUM: $40B
  - SMA AUM: $31B
  - FCF AUM: $9B
- Advisory AUA: $127B
- $23B Approved in 2020

INVESTMENT STRATEGY[1,2,4]	NET IRR[3]	NET TVM[3]
PRIMARIES	15.4%	1.5x
SECONDARIES	17.3%	1.4x
CO-INVESTMENTS	19.8%	1.6x

REAL ESTATE

- Total AUM: $9B
  - SMA AUM: $3B
  - FCF AUM: $3B
  - Advisory AUM:$3B
- Advisory AUA: $96B
- $11B Approved in 2020

INVESTMENT STRATEGY[1,4,5]	NET IRR[3]	NET TVM[3]
CORE/CORE+ FUND INVESTMENTS	7.8%	1.4x
VALUE-ADD/OPPORTUNISTIC FUND INVESTMENTS	8.8%	1.3x
REAL ESTATE DEBT FUND INVESTMENTS	4.8%	1.1x
VALUE-ADD/OPPORTUNISTIC SECONDARIES & CO-INVESTMENTS	15.8%	1.3x

INFRASTRUCTURE

- Total AUM: $16B
  - SMA AUM: $16B
  - FCF AUM: --
- Advisory AUA: $19B
- $11B Approved in 2020

INVESTMENT STRATEGY[1,4,6]	NET IRR[3]
PRIMARIES	7.5%
SECONDARIES	13.3%
CO-INVESTMENTS[7]	7.6%

PRIVATE DEBT

- Total AUM: $15B
  - SMA AUM: $10B
  - FCF AUM: $2B
  - Advisory AUM: $2B
- Advisory AUA: $11B
- $10B Approved in 2020

INVESTMENT STRATEGY[1,4,8]	IRR[8]
DIRECT LENDING (GROSS)[9]	6.1%
DISTRESSED DEBT (GROSS)[9]	7.8%
OTHER (GROSS)[9,10]	8.7%
PRIVATE DEBT GROSS TRACK RECORD[9]	7.1%
PRIVATE DEBT NET TRACK RECORD	6.3%

Note: Approvals are LTM as of December 31, 2020. Amounts may not sum to total due to rounding. SMA – Separately Managed Accounts. FCF – Focused Commingled Funds.
AUM/AUA as of December 31, 2020. Reflects final data for the prior period (September 30, 2020), adjusted for net new client account activity through December 31, 2020. Does not include post-period investment valuation or cash activity. NAV data for underlying investments is as of September 30, 2020, as reported by underlying managers up to 115 days following September 30, 2020. When NAV data is not available by 115 days following September 30, 2020, such NAVs are adjusted for cash activity following the last available reported NAV.
Please see next slide for performance footnote references.
Past performance is not necessarily indicative of future results and there can be no assurance that the fund will achieve comparable results or avoid substantial losses.

STEPSTONE GROUP 30

31STEPSTONE GROUP Track record disclosures Note: Descriptions for certain terms can be found on the definitions page starting on slide 35 of this presentation. 1 Investment returns reflect NAV data for underlying investments as of September 30, 2020, as reported by underlying managers up to 100 days following September 30, 2020. For investment returns where NAV data is not available by 100 days following September 30, 2020, such NAVs are adjusted for cash activity following the last available reported NAV. 2 Private Equity includes 1,043 investments totaling $97.0 billion of capital commitments and excludes (i) 2 advisory co-investments and 107 client-directed investments, totaling $100.0 million and $9.4 billion, respectively, of capital commitments, (ii) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment. Investment returns are calculated on a constant currency adjusted reporting basis converting non-USD investment cash flows and NAVs to USD using the foreign currency exchange rate corresponding to each client’s first cash flow date. 3 Net IRR and Net TVM are presented solely for illustrative purposes and do not represent actual returns received by any investor in any of the StepStone Funds represented above. StepStone fees and expenses are based on the following assumptions (management fees represent an annual rate): (i) Primaries: 25 basis points of net invested capital for management fee, 5 basis points of capital commitments for fund expenses, and 1 basis point of capital commitments drawn down in the first cash flow quarter for organizational costs. (ii) Secondaries: 125 basis points (60 basis points for Infrastructure) on capital commitments in years 1 through 4 for management fee. In year 5, management fees step down to 90% of the previous year’s fee. Secondaries also include 5 basis points of capital commitments for fund expenses, and 1 basis point of capital commitments drawn down in the first cash flow quarter for organizational costs. Secondaries also include 12.5% of paid and unrealized carry (15.0% of paid and unrealized carry for Real Estate), with an 8% preferred return hurdle. (iii) Co-investments: 100 basis points on net committed capital for management fee, 5 basis points of capital commitments for fund expenses, and 1 basis point of capital commitments drawn down in the first cash flow quarter for organizational costs. Co- investments also include 10.0% of paid and unrealized carry (15.0% of paid and unrealized carry for Real Estate), with an 8% preferred return hurdle. Net IRR and Net TVM for certain investments may have been impacted by StepStone’s or the underlying fund manager’s use of subscription backed credit facilities by such vehicles. Reinvested/recycled amounts increase contributed capital. 4 Investments of former clients are included in performance summary past the client termination date until such time as StepStone stops receiving current investment data (quarterly valuations and cash flows) for the investment. At that point, StepStone will then ‘liquidate’ the fund by entering a distribution amount equal to the last reported NAV, thus ending its contribution to the track record as of that date. Historical performance contribution will be maintained up until the ‘liquidation’ date. 5 Real Estate includes 389 investments totaling $57.6 billion of capital commitments and excludes (i) 24 client-directed investments, totaling $2.7 billion of capital commitments, (ii) 3 secondary core/core+ investments, totaling $237.8 million, and (iii) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment. Investment returns are calculated on a constant currency adjusted reporting basis converting non-USD investment cash flows and NAVs to USD using the foreign currency exchange rate corresponding to each client’s first cash flow date. Includes the discretionary track record of Courtland Partners, Ltd., which StepStone acquired on April 1, 2018 (the “Courtland acquisition”). 6 Infrastructure includes 118 investments totaling $21.8 billion of capital commitments and excludes (i) approximately 11 infrastructure investments made by the Partnership prior to the formation of the Infrastructure subsidiary in 2013 or made prior to the Courtland acquisition, and 8 client-directed investments, totaling $501.9 million and US$548.7 million, respectively, of capital commitments, and (ii) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment. Investment returns are calculated on a constant currency adjusted reporting basis converting non-USD investment cash flows and NAVs to USD using the foreign currency exchange rate corresponding to each client’s first cash flow date. 7Includes asset management investments. 8 Private Debt includes 463 investments totaling $21.1 billion of capital commitments and excludes (i) 22 client-directed investments, totaling $1.4 billion of capital commitments, and (ii) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment. Investment returns are calculated on a constant currency adjusted reporting basis converting non-USD investment cash flows and NAVs to USD using the foreign currency exchange rate corresponding to each client’s first cash flow date. IRR is presented solely for illustrative purposes and does not represent actual returns received by any investor in any of the StepStone Funds represented above. StepStone fees and expenses are based on the following assumptions (management fees represent an annual rate): Private Debt fund investments include 65 basis points on the quarterly net asset value for management fee. Net IRR for certain investments may have been impacted by StepStone’s or the underlying fund manager’s use of subscription backed credit facilities by such vehicles. Reinvested/recycled amounts increase contributed capital. 9 Subset performance is presented net of fees and expenses charged by the underlying fund manager only (performance results do not reflect StepStone fees and expenses). 10 Other includes mezzanine debt, infrastructure debt, collateralized loan obligations, private performing debt, senior debt, fund of funds, leasing, regulatory capital, trade finance and intellectual property/royalty. Past performance is not necessarily indicative of future results and there can be no assurance that the fund will achieve comparable results or avoid substantial losses.

Reconciliation of GAAP to ANI and FRE

($ in thousands)

	Quarter-to-Date		Year-to-Date		Last Twelve Months	
	Dec '19	Dec '20	Dec '19	Dec '20	Dec '19	Dec '20
Income before income tax	$ 18,231	$ 116,935	$ 97,277	$ 174,983	$ 99,524	$ 226,446
Net income attributable to non-controlling interests in subsidiaries[1]	(4,998)	(5,628)	(9,336)	(19,297)	(11,065)	(22,013)
Unrealized carried interest allocation revenue	14,860	(150,681)	(85,474)	(176,050)	(68,967)	(252,395)
Unrealized performance fee-related compensation	(6,993)	73,629	43,552	83,487	34,140	122,636
Unrealized investment income	(110)	(3,017)	(770)	(2,496)	(256)	(4,599)
Deferred incentive fees	-	-	799	4,700	790	4,700
Equity-based compensation	482	3,206	1,432	4,641	1,599	5,124
Amortization of intangibles	1,343	835	4,029	2,505	5,205	3,504
Write-off of unamortized deferred financing costs	-	-	-	3,526	-	3,526
Non-core items[2]	1,202	768	4,047	5,037	5,840	5,409
Pre-tax adjusted net income	**24,017**	**36,047**	**55,556**	**81,036**	**66,810**	**92,338**
Income taxes[3]	(6,004)	(9,012)	(13,889)	(20,260)	(16,703)	(23,086)
Adjusted net income	**18,013**	**27,035**	**41,667**	**60,776**	**50,107**	**69,252**
Income taxes[3]	6,004	9,012	13,889	20,260	16,703	23,086
Realized carried interest allocation revenue	(19,581)	(26,063)	(43,540)	(38,257)	(53,443)	(40,894)
Realized performance fee-related compensation	10,418	10,241	24,582	17,952	29,912	20,328
Realized investment income	(589)	(2,344)	(3,141)	(4,012)	(4,009)	(4,924)
Incentive fees	(229)	(313)	(2,626)	(5,098)	(2,725)	(5,882)
Deferred incentive fees	-	-	(799)	(4,700)	(790)	(4,700)
Interest income	(399)	(83)	(1,139)	(342)	(1,466)	(639)
Interest expense	2,434	26	7,747	7,353	10,403	9,817
Other (income) loss	247	(799)	358	(1,261)	(274)	(264)
Write-off of unamortized deferred financing costs	-	-	-	(3,526)	-	(3,526)
Net income attributable to non-controlling interests in subsidiaries[1]	4,998	5,628	9,336	19,297	11,065	22,013
Fee-related earnings	**$ 21,316**	**$ 22,340**	**$ 46,334**	**$ 68,442**	**$ 55,483**	**$ 83,667**
Total revenues	**$ 71,215**	**$ 247,150**	**$ 302,666**	**$ 428,650**	**$ 347,407**	**$ 572,595**
Unrealized carried interest allocations	14,860	(150,681)	(85,474)	(176,050)	(68,967)	(252,395)
Deferred incentive fees	-	-	799	4,700	790	4,700
Adjusted revenues	**$ 86,075**	**$ 96,469**	**$ 217,991**	**$ 257,300**	**$ 279,230**	**$ 324,900**

[1] Includes income attributable to non-controlling interests in subsidiaries net of non-controlling interest portion of unrealized investment income (loss) ($0.1 million and $0.2 million for the three months ended December 31, 2020 and 2019, respectively, and $(0.5) million and $0.3 million for the nine months ended December 31, 2020 and 2019, respectively), and non-controlling interest portion of loss on change in fair value for contingent consideration obligation ($0.2 million for the three and nine months ended December 31, 2020).

[2] Includes compensation paid to certain equity holders as part of an acquisition earn-out ($1.4 million for the nine months ended December 31, 2019), severance costs ($0.8 million for the three months ended December 31, 2019, and $4.1 million and $0.9 million for the nine months ended December 31, 2020 and 2019, respectively), transaction costs ($0.3 million and $0.2 million for the three months ended December 31, 2020 and 2019, respectively, and $0.3 million and $1.1 million for the nine months ended December 31, 2020 and 2019, respectively), loss on change in fair value for contingent consideration obligation ($0.4 million for the three and nine months ended December 31, 2020), and other non-core operating income and expenses.

[3] Represents corporate income taxes at a blended statutory rate of 25.0% applied to pre-tax adjusted net income for all periods presented. The 25.0% is based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 4.0%. As we were not subject to U.S. federal and state income taxes prior to the Reorganization and IPO, the blended statutory rate of 25.0% has been applied to all periods presented for comparability purposes.

32

33STEPSTONE GROUP Reconciliation of adjusted net income per share 1 Our Class A common stock did not exist prior to the Reorganization and IPO in September 2020. As a result, the computation of ANI per share for all periods presented prior to the Reorganization and IPO date assumes the same number of adjusted shares outstanding as reported for the three months ended September 30, 2020 for comparability purposes. 2 Assumes the full exchange of Class B units in StepStone Group LP for Class A common stock of SSG pursuant to the exchange agreement. ($ in thousands, except share and per share amounts) Quarter-to-Date Year-to-Date Dec '19 Dec '20 Dec '19 Dec '20 Adjusted net income $ 18,013 $ 27,035 $ 41,667 $ 60,776 Weighted-average shares of Class A common stock outstanding - Basic(1) 29,237,500 29,237,500 29,237,500 29,237,500 Assumed vesting of RSUs(1) 745,347 1,012,657 745,347 977,400 Assumed vesting and exchange of Class B2 units(1) 2,411,318 2,454,818 2,411,318 2,449,298 Exchange of Class B units in the Partnership(1)(2) 65,578,831 65,578,831 65,578,831 65,578,831 Adjusted shares(1) 97,972,996 98,283,806 97,972,996 98,243,029 Adjusted net income per share $ 0.18 $ 0.28 $ 0.43 $ 0.62

Reconciliation of gross and net realized performance fees

($ in millions)

	Quarter-to-Date											
	4Q FY18	1Q FY19	2Q FY19	3Q FY19	4Q FY19	1Q FY20	2Q FY20	3Q FY20	4Q FY20	1Q FY21	2Q FY21	3Q FY21
Realized carried interest revenue	$ 9.9	$ 11.3	$ 10.1	$ 5.4	$ 9.9	$ 12.9	$ 11.1	$ 19.6	$ 2.6	$ 3.6	$ 8.6	$ 26.1
Incentive fees	0.1	1.2	0.1	0.1	0.1	1.6	0.8	0.2	0.8	3.6	1.2	0.3
Deferred incentive fees	0.6	1.0	-	-	-	-	0.8	-	-	3.5	1.2	-
Gross realized performance fees	10.7	13.5	10.2	5.5	10.0	14.5	12.6	19.8	3.4	10.8	10.9	26.4
Realized performance fee-related compensation	(4.8)	(6.3)	(5.6)	(3.0)	(5.4)	(7.8)	(6.4)	(10.4)	(2.4)	(2.9)	(4.8)	(10.2)
Net realized performance fees	$ 5.9	$ 7.2	$ 4.6	$ 2.5	$ 4.6	$ 6.7	$ 6.2	$ 9.4	$ 1.0	$ 7.9	$ 6.1	$ 16.1

	Last Twelve Months											
	4Q FY18	1Q FY19	2Q FY19	3Q FY19	4Q FY19	1Q FY20	2Q FY20	3Q FY20	4Q FY20	1Q FY21	2Q FY21	3Q FY21
Realized carried interest revenue	$ 30.1	$ 39.7	$ 36.8	$ 36.6	$ 36.6	$ 38.3	$ 39.2	$ 53.4	$ 46.2	$ 36.9	$ 34.4	$ 40.9
Incentive fees	1.5	2.7	3.2	1.6	1.5	1.9	2.6	2.7	3.4	5.4	5.8	5.9
Deferred incentive fees	2.8	3.6	3.0	1.6	1.0	-	0.8	0.8	0.8	4.3	4.7	4.7
Gross realized performance fees	34.4	46.0	42.9	39.9	39.2	40.2	42.6	57.0	50.4	46.6	44.9	51.5
Realized performance fee-related compensation	(11.4)	(16.8)	(18.7)	(19.7)	(20.3)	(21.8)	(22.6)	(30.0)	(27.0)	(22.1)	(20.5)	(20.3)
Net realized performance fees	$ 23.0	$ 29.2	$ 24.2	$ 20.1	$ 18.9	$ 18.4	$ 20.0	$ 27.0	$ 23.4	$ 24.5	$ 24.4	$ 31.1

Note: Amounts may not sum to total due to rounding.

STEPSTONE GROUP 34

35STEPSTONE GROUP Definitions • StepStone Group Inc. or “SSG” refers solely to StepStone Group Inc., a Delaware corporation, and not to any of its subsidiaries. • Partnership refers solely to StepStone Group LP, a Delaware limited partnership, and not to any of its subsidiaries. • Reorganization refers to the series of transactions immediately before the Company's initial public offering (“IPO”), which was completed on September 18, 2020. • Assets Under Management, or “AUM”, primarily reflects the assets associated with our SMAs and focused commingled funds. We classify assets as AUM if we have full discretion over the investment decisions in an account or have responsibility or custody of assets. Although management fees are based on a variety of factors and are not linearly correlated with AUM, we believe AUM is a useful metric for assessing the relative size and scope of our asset management business. Our AUM is calculated as the sum of (i) the net asset value (“NAV”) of client portfolio assets, including the StepStone Funds and (ii) the unfunded commitments of clients to the underlying investments and the StepStone Funds. Our AUM reflects the investment valuations in respect of the underlying investments of our funds and accounts on a three-month lag, adjusted for new client account activity through the period end. Our AUM does not include post-period investment valuation or cash activity. AUM as of December 31, 2020 reflects final data for the prior period (September 30, 2020), adjusted for net new client account activity through December 31, 2020. NAV data for underlying investments is as of September 30, 2020, as reported by underlying managers up to 115 days following September 30, 2020. When NAV data is not available by 115 days following September 30, 2020, such NAVs are adjusted for cash activity following the last available reported NAV. • Assets Under Advisement, or “AUA”, consists of client assets for which we do not have full discretion to make investment decisions but play a role in advising the client or monitoring their investments. We generally earn revenue for advisory-related services on a contractual fixed fee basis. Advisory-related services include asset allocation, strategic planning, development of investment policies and guidelines, screening and recommending investments, legal negotiations, monitoring and reporting on investments, and investment manager review and due diligence. Advisory fees vary by client based on the scope of services, investment activity and other factors. Most of our advisory fees are fixed, and therefore, increases or decreases in AUA do not necessarily lead to proportionate changes in revenue. Our AUA is calculated as the sum of (i) the NAV of client portfolio assets for which we do not have full discretion and (ii) the unfunded commitments of clients to the underlying investments. Our AUA reflects the investment valuations in respect of the underlying investments of our client accounts on a three-month lag, adjusted for new client account activity through the period end. Our AUA does not include post-period investment valuation or cash activity. AUA as of December 31, 2020 reflects final data for the prior period (September 30, 2020), adjusted for net new client account activity through December 31, 2020. NAV data for underlying investments is as of September 30, 2020, as reported by underlying managers up to 115 days following September 30, 2020. When NAV data is not available by 115 days following September 30, 2020, such NAVs are adjusted for cash activity following the last available reported NAV.

36STEPSTONE GROUP Definitions (continued) • Fee-Earning AUM, or “FEAUM”, reflects the assets from which we earn management fee revenue (i.e., fee basis) and includes assets in our SMAs, focused commingled funds and assets held directly by our clients for which we have fiduciary oversight and are paid fees as the manager of the assets. Our SMAs and focused commingled funds typically pay management fees based on capital commitments, net invested capital and, in certain cases, NAV, depending on the fee terms. Management fees are only marginally affected by market appreciation or depreciation because substantially all of the StepStone Funds pay management fees based on capital commitments or net invested capital. As a result, management fees and FEAUM are not materially affected by changes in market value. • Undeployed Fee-Earning Capital represents the amount of capital commitments to StepStone Funds that has not yet been invested or considered active, and as this capital is invested or activated, will generate management fee revenue. • Adjusted net income, or “ANI”, is a non-GAAP performance measure that we present on a pre-tax and after-tax basis used to evaluate profitability. ANI represents the after-tax net realized income attributable to us. The components of revenues used in the determination of ANI (“Adjusted Revenues”) comprise net management and advisory fees, incentive fees (including the deferred portion) and realized carried interest allocations. In addition, ANI excludes: (a) unrealized carried interest allocation revenues and related compensation, (b) unrealized investment income, (c) equity-based compensation for awards granted prior to and in connection with our IPO, (d) amortization of intangibles and (e) certain other items that we believe are not indicative of our core operating performance, including charges associated with acquisitions and corporate transactions, contract terminations and employee severance. ANI is income before taxes fully taxed at our blended statutory rate. We believe ANI and adjusted revenues are useful to investors because they enable investors to evaluate the performance of our business across reporting periods. • ANI Per Share measures our per-share earnings assuming all Class B units in the Partnership were exchanged for Class A common stock in SSG. ANI per share is calculated as ANI divided by adjusted shares outstanding. We believe ANI per share is useful to investors because it enables them to better evaluate per-share operating performance across reporting periods. • Fee-Related Earnings, or “FRE”, is a non-GAAP performance measure used to monitor our baseline earnings from recurring management and advisory fees. FRE is a component of ANI and comprises net management and advisory fees, less operating expenses other than performance fee-related compensation, equity-based compensation for awards granted prior to and in connection with our IPO, amortization of intangibles and other non-core operating items. FRE is presented before income taxes. We believe FRE is useful to investors because it provides additional insight into the operating profitability of our business and our ability to cover direct base compensation and operating expenses from total fee revenues. • Gross Realized Performance Fees represents realized carried interest allocations and incentive fees, including the deferred portion. • Net Realized Performance Fees represents gross realized performance fees, less realized performance fee-related compensation.

37STEPSTONE GROUP Definitions (continued) • Invested Capital refers to the total amount of all investments made by a fund, including commitment-reducing and non-commitment-reducing capital calls. • “IRR”, refers to the annualized internal rate of return for all investments within the relevant investment strategy on an inception-to-date basis as of September 30, 2020 (except as noted otherwise on pages 30 and 31), based on contributions, distributions and unrealized value. • “Net IRR” refers to IRR, net of fees and expenses charged by both the underlying fund managers and StepStone. • Net Asset Value, or “NAV”, refers to the estimated fair value of unrealized investments plus any net assets or liabilities associated with the investment as of September 30, 2020. • “Net TVM” refers to the total value to paid-in capital or invested capital expressed as a multiple. Net TVM is calculated as distributions plus unrealized valuations divided by invested capital (including all capitalized costs).

38STEPSTONE GROUP Disclosure Some of the statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “plan” and “will” and similar expressions identify forward-looking statements. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. The inclusion of any forward-looking information in this release should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, global and domestic market and business conditions, successful execution of business and growth strategies and regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity and the risks and uncertainties described in greater detail under “Risk Factors” included in our prospectus dated September 15, 2020, filed with the U.S. Securities and Exchange Commission (“SEC”) on September 16, 2020, and in our quarterly report on Form 10-Q for the three months ended December 31, 2020 to be filed with the SEC, as such factors may be updated from time to time. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. The non-GAAP financial measures contained in this presentation (including, without limitation, Adjusted Revenues, Adjusted Net Income (on both a pre-tax and after-tax basis), Adjusted Net Income per share and Fee-Related Earnings) are not GAAP measures of the Company’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures to their most directly comparable GAAP measure is included on pages 32-34 of this presentation. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, these measures may not be comparable to similarly titled measures used by other companies in our industry or across different industries.